UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

SMARTCHASE CORP.
 (Exact name of registrant as specified in its charter)

Nevada	000-52725	20-4765268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 201 – 55 York Street, Toronto, Ontario, Canada, M5J 1R7
(Address of Principal Executive Offices)

(416) 903-0059
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Thomas Jones as Director & Interim Chief Executive Officer

On October 2, 2015, the Board of Directors (the "Board") of SmartChase Corp. (the "Company") appointed Thomas Jones, age 43 to the Board, to hold office until the next Annual Meeting and until his successor is elected and qualified.

Furthermore on October 2, 2015, Raniero Corsini notified the Board that he would resign as Chief Executive Officer ("CEO") of the Company. The resignation became effective immediately.  Mr. Raniero will continue to serve as a member of the Board of Directors and maintain his other officer positions.  To fill the vacancy left by Mr. Corsini's resignation, the Board appointed Thomas Jones to the position of interim Chief Executive Officer.  Mr. Jones is expected to assume his position immediately and serve in this capacity until such time as his successor shall be duly appointed and qualified or until his resignation or removal.

Mr. Jones brings to SmartChase his entrepreneurial spirit, team-building skills, and extensive experience in strategic IT sales.  Over the past twenty years, Thomas Jones has dedicated his career to strategic development and value creation in start-ups and reorganizations. In his formative years before entrepreneurship, Tom spent five years in public relations as an Investor Relations Specialist, managing the financial communication strategies of publicly-traded companies listed on the TSX, CDNX (TSX Venture), and NASDAQ exchanges.  Mr. Jones then spent several years in IT as a senior manager of business development, leading teams to sell complex consulting mandates in the fields of eCommerce, Customer Relationship Management (CRM), and Enterprise Resource Planning (ERP), with a strong focus on open source web technologies (now called the "Cloud") and Best of Class applications such as Oracle, SAP, and Microsoft.

From November 2007 through present date, Mr. Jones has been the CEO of Northern Coast Inc. (Montreal, QC Canada); an integrated group of companies focused on investor-driven asset management. Northern Coast's core business is the creation of risk averse investment funds that generate regular and reliable income for retail investors seeking to maximize their hard earned savings without taking on undue risk.  As CEO, Mr. Jones responsibilities include: overseeing compliance and regulatory issues; leading the financing activities; communicating to the market and to investors Northern Coast Inc.'s strategy and long term values; implementing the will of the Board and hiring key managers. From July 2014 to present, he has also served as the President and CEO of  Northern Coast Financial Inc.; an Ottawa, ON company and from July 2015 to present date  he has been the President and C.E.O. of Northern Coast Strategic Fund Inc. (Ottawa, ON).

There are no family relationships between Mr. Jones any director or executive officer of the Company. There is no arrangement or understanding between Mr. Jones and any other persons pursuant to which he was selected as a director of the Company.   Mr. Jones does not now have, nor has he ever had, any family relationship with any director or officer of the Company, or persons nominated to become a director or officer.

Mr. Jones will not be receiving any compensation for his service as interim CEO or as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTCHASE CORP.

October 2, 2015

BY:	/s/ RANIERO CORSINI
Raniero Corsini President, Chief Financial Officer & Director